ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "**Agreement**") is effective 15 July 2019,

BETWEEN: **SUNGROW VENTURES LIMITED** (the "**Vendor**"), a company organized and existing under the laws of Belize, with its head office located at:

16 Hutson St., Suite 304
Belize City, Belize

AND: **RIVEX TECHNOLOGY CORP** (the "**Purchaser**"), a company organized and existing under the laws of the State of Nevada with its head office located at:

Rua da Moeda 19
Evora, Portugal 7000-513

WHEREAS the Purchaser desires to purchase, and Vendor desires to sell, the assets, rights and interests of "**BigBreak 101**" as described in Schedule A hereof (the "**Purchased Assets**") in accordance with the terms, conditions and agreements hereinafter contained.

NOW THEREFORE, the parties agree as follows:

1. SALE AND PURCHASE

1.1 **Purchased Assets:** Upon and subject to the terms and conditions hereof, the Vendor sells to the Purchaser and the Purchaser purchases from the Vendor, as of the Effective Date and conditional upon all liens existing on the Purchased Assets being released, all of the rights, titles, benefits and interests of the Vendor in the Purchased Assets.

1.2 **Documentation:** The Vendor shall promptly provide the Purchaser with all relevant technical documentation available to the Vendor regarding the Purchased Assets including, but not limited to, documentation that is necessary to operate the Purchased Assets.

1.3 **Purchase Price**: The purchase price payable by the Purchaser to the Vendor for the Purchased Assets is 20,000 shares of Rivex Common Stock (the "**Purchase Price**").

1.4 **Effective Date**: The sale and purchase of the Purchased Assets shall be conditional upon the release of all existing third party liens on the Purchased Assets and shall be effective upon the date of such release (the "**Effective Date**") which shall be no later than 31 July 2019, failing which this Agreement shall become null and void, the Purchase Price shall be returned to the Purchaser and the Purchased Assets shall be returned to the Vendor. In such a case, no party shall be entitled to any compensation other than the return of the Purchase Price and Purchased Assets.

1.5 **Assumed Obligations:** The Purchaser shall assume and agree to satisfy and discharge, as the same shall become due, all of the following (collectively, the "**Assumed Obligations**"):

1.5.1 All of Vendor's obligations under contracts of Vendor which are identified in Schedule 1.3 and assigned to the Purchaser as of the date hereof, including without limitation any warranty for work performed by the Vendor before the Effective Date.

1.5.2 The Purchaser will also assume and cover all expenses related to the completion of the projects described in Schedule 1.3 including without limitation fuel, employee costs and contributions, material, equipment rentals and repairs, utility and office expenses and project management.

1.6 **Excluded Obligations:** Except for the Assumed Obligations or as expressly provided herein, the Purchaser is not assuming any past, present and future indebtedness, liabilities, obligations, contracts and commitments of the Vendor, whether arising out of or resulting from the Purchased Assets.

1.7 **Sales and Transfer Taxes:** The Purchaser shall pay any and all federal, provincial or local taxes, in the nature of income, sale, use, transfer, gain, recording and any similar tax, fee or duty required to be paid in respect of the assignment or transfer to the Purchaser of the Purchased Assets and the filing and recording thereof, including without limitation tax on the Purchase Price.

2. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants as at the date hereof to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Assets.

2.1 **Organization**: The Vendor is a corporation duly incorporated and organized and validly subsisting under the laws of Belize and has the corporate power to own its property and to enter into this Agreement and to perform its obligations hereunder.

2.2 **Due Authorization**: The execution of this Agreement has been duly authorized, executed and delivered by the Vendor and constitutes legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with its terms.

2.3 **Title To The Assets**: The Purchased Assets are owned by the Vendor with a good and valid title, free and clear of any encumbrances other than those encumbrances for which the Vendor is in the process to obtain all appropriate consents to the consummation of the transaction contemplated herein.

2.4 **Residency**: The Vendor is a resident of Belize.

2.5 **As Is, Where Is**: The Purchaser acknowledges that the Purchased Assets are purchased on an "as is, where is" basis, that it has inspected the Purchased Assets and is relying entirely on its own investigations and its inspections in proceeding with the transactions contemplated hereunder. Save and except only as may be provided in this Agreement, the Purchaser further acknowledges that there are no representations, warranties, terms, conditions, understandings or collateral agreements, expressed or implied, statutory or otherwise, with respect to the merchantability, condition, description, fitness for purpose or quality of the Purchased Assets or as to any other matter or thing. Without limiting the

generality of the foregoing, there is no representations or warranties from the Vendor with respect to the validity of the Black Mack Lawsuit and/ or the amounts which may be recoverable, if any, under the Black Mack Lawsuit, against any party.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as at the date hereof to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection of the sale of the Purchased Assets.

3.1 **Organization**: The Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of Nevada and has the corporate power to own its property and to enter into this Agreement and to perform its obligations hereunder.

3.2 **Due Authorization:** The execution of this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

4.1 Survival of Representations and Warranties. The representations and warranties contained herein will survive the completion of the sale and purchase of the Purchased Assets herein for a period of one year.

5. ADDITIONAL COVENANTS

5.1 **Indemnity**: The Purchaser agrees to indemnify and hold the Vendor, its affiliates, subsidiaries, and respective directors and employees (the "**Vendor Indemnitees**") harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including reasonable legal fees and court costs) which the Vendor Indemnitees may sustain or incur as a result of, in respect of, connected with or arising out of (i) any failure of the Purchaser to perform or fulfill any covenant under this Agreement, at any time, (ii) any breach or inaccuracy of any warranty given by the Purchaser under this Agreement or (iii) the Assumed Obligations.

5.2 **Indemnity**: The Vendor agrees to indemnify and hold the Purchaser, its affiliates, subsidiaries, and respective directors and employees (the "**Purchaser Indemnitees**") harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including reasonable legal fees and court costs) which the Purchaser Indemnitees may sustain or incur as a result of, in respect of, connected with or arising out of (i) any failure of the Vendor to perform or fulfill any covenant under this Agreement, at any time, (ii) any breach or inaccuracy of any warranty given by the Vendor under this Agreement or (iii) the Assumed Obligations.

6. GENERAL

6.1 **Independent Contractor**: This Agreement shall not constitute either party the agent or legal representative of the other party for any purpose.

6.2 **Entire Agreement**: The parties agree that this Agreement constitutes a complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by the

parties to be bound thereby. This Agreement supersedes all prior negotiations, agreements and communications, written or oral, between the parties with respect to the subject matter hereof, including the Offer to Purchase.

6.3 **Headings**: The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

6.4 **Invalidity**: If any of the provision contained in this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

6.5 **Further Assurances**: Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry-out, evidence and confirm the intended purposes of this Agreement.

6.6 **Successors and Assigns**: All obligations set forth in this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties whether expressed or not. This Agreement and any rights pursuant hereto shall not be assignable by the parties without the prior written consent of the other party.

6.7 **Notices:** Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by overnight courier service which provides evidence of delivery or (iii) when 3 days have elapsed after its transmittal by registered or certified mail, postage prepaid, return-receipt requested, addressed to the party to whom directed at the party's address as it appears above or another address of which that party has given notice.

6.8 **Governing Law**: This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada and the laws of the United States applicable. The parties hereto expressly agree that any dispute or controversy arising out of or relating to this Agreement including the interpretation, execution or breach thereof, arising in the course of or following its performance, shall be brought before a competent court located in the State of Florida.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at [PLACE OF EXECUTION] on the date indicated above.

THE VENDOR
SUNGROW VENTURES LIMITED

Dan Lee
Authorized Signature

Dan Lee, Manager
Print Name and Title

THE PURCHASER
RIVEX TECHNOLOGY CORP.

KWL
Authorized Signature

Kwong Wai Loon, CEO
Print Name and Title

SCHEDULE A
ASSETS, RIGHTS AND INTERESTS

Assets

The Assets and business of BigBreak 101. BigBreak101, is blockchain consultancy firm that specializes in providing marketing and technological support to blockchain and crypto startups, private individuals & well-established companies.

1. "Domain Name" means the Internet domain name Bigbreak.101.com.

2. "Online Store" means any website and/or online store and any web development, articles and other online content, design work, artwork, graphics, website code, audio and video files, content management systems, databases, and other digital files related to the online store or website located at the Domain Name.

3. "Customer Information" means the customer databases, customer lists, historical records of customers and any other customer information related to the Online Store and/or Domain Name.

4. "Business Records" means the business strategies, technology plans, business plans, product portfolio, marketing strategies and plans and business records related to the Property, Online Store and/or Domain Name.

5. "Intellectual Property" means all intellectual property, including trademarks, copyrights, and goodwill appurtenant to the Property, Online Store and/or Domain Name.

6. "Social Media" means all Facebook, Twitter, and other social media accounts registered to the Seller that are affiliated with, associated with, or related to the Online Store and/or Domain Name.

7. "Inventory" means all goods and merchandise sold via the Online Store that are within Seller's ownership, possession, custody, or control as of the Effective Date.

8. "Property" means: (1) the Domain Name, (2) the Online Store, (3) the Customer Information, (4) the Business Records, (5) the Intellectual Property, (6) the Social Media, and (7) the Inventory. Property does not include any real property.